State of Delaware                PAGE  1

                                [STATE INSIGNIA]

                          Office of Secretary of State

                   ------------------------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT BEFORE PAYMENT FOR STOCK OF PORT PROPERTY HOLDINGS, INC. FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 1990, AT 9 O'CLOCK A.M.

                               | | | | | | | | | |

            RECEIVED FOR RECORD

             Aug. 16 A.D. 1990


            /s/ Michael T. Scuse
                  Recorder

         $3.00 STATE DOCUMENT FEE PAID


     [SEAL OF THE DEPARTMENT OF STATE        /s/ Michael Harkins
     OFFICE OF THE SECRETARY OF STATE        --------------------------------
     DELAWARE]                               Michael Harkins, Secretary of State

                                             AUTHENTICATION:  |2761344
               750226076
                                                       DATE:  08/15/1990

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/14/1990
                                                         750226076 - 2236588

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                    BEFORE PAYMENT OF ANY PART OF THE CAPITAL

                                       OF

                          PORT PROPERTY HOLDINGS, INC.

                               ------------------

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                          PORT PROPERTY HOLDINGS, INC.

            2. The corporation has not received any payment for any of its stock.

            3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

            "FIRST: The name of the corporation (hereinafter called the "corporation") is TOWLE HOLLOWARE, INC."

            4. The amendment of the certificate of incorporation of the corporation herein certified was adopted, pursuant to the provisions of Section 241 of General Corporation Law of the State of Delaware, by sole incorporator, no directors having been named in the certificate of incorporation and no directors having elected.

Signed on August 14, 1990.


                                             /s/ T. M. Bonovich
                                             -----------------------------
                                             T. M. Bonovich, Sole Incorporator